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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated October 21, 1998, with respect to the financial statements of Boole & Babbage, Inc., included in the Annual Report (Form 10-K) of BMC Software, Inc., for the year ended March 31, 2000 (which financial statements are not presented separately therein), incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-47301, 33-64123, 33-63409, 33-42272, 333-36474 and 33-64213) and Form S-8 (Nos. 333-75547,
333-75549, 333-67269, 333-48683, 333-5869, 33-63411, 33-40564, 33-40563,
33-33281, 333-36476 and 0-17136) of BMC Software, Inc.

                                            ERNST & YOUNG LLP

San Jose, California
June 23, 2000